UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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Pioneer Power Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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PIONEER POWER SOLUTIONS, INC.

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

Telephone: (212) 867-0700

September 30, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Pioneer Power Solutions, Inc. (the “Annual Meeting”) to be held at 12:30 p.m., New York time, on November 13, 2025, at our office, located at 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024. Details regarding the Annual Meeting and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Stockholders Meeting and proxy statement.

Please note that in order to gain admission to the site of our Annual Meeting, all attendees will need to present a photo identification card and have their name previously provided to building security. As such, in order to facilitate your attendance at the Annual Meeting, we strongly encourage you to advise Walter Michalec by email at info@pioneerpowersolutions.com or by phone at (212) 867-0700 if you plan to attend the Annual Meeting prior to 5:00 p.m., New York time, on November 5, 2025, so that we can provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the Annual Meeting, we encourage you to arrive at the Annual Meeting no later than 12:00 p.m., New York time, in order to ensure that you are able to pass through security prior to the start of the Annual Meeting.

We are distributing our proxy materials to certain stockholders via the Internet under the U.S. Securities and Exchange Commission “Notice and Access” rules. We believe this approach allows us to provide stockholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) beginning on or about September 30, 2025, rather than a paper copy of the proxy statement, the proxy card and our Annual Report for the fiscal year ended December 31, 2024 (the “2024 Annual Report”). The Notice of Internet Availability contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to attend the Annual Meeting, after receiving the Notice of Internet Availability please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. As an alternative to voting at the Annual Meeting, you may vote via the Internet, by telephone, or by signing, dating and returning the proxy card that is mailed to those that request paper copies of the proxy statement and the other proxy materials. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

On behalf of the board of directors, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the Annual Meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting, or if the Annual Meeting is held in hybrid or virtual format, via remote communication.

Sincerely,

/s/ Nathan J. Mazurek
Nathan J. Mazurek
Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 13, 2025

Our proxy statement, proxy card and our 2024 Annual Report

are available at www.proxyvote.com

PIONEER POWER SOLUTIONS, INC.

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

Telephone: (212) 867-0700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 13, 2025

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Pioneer Power Solutions, Inc., a Delaware corporation (the “Company”) will be held on November 13, 2025, at 12:30 p.m., New York time, at our office, located at 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of seven directors to serve on our board of directors until the annual meeting of the stockholders in 2026, or until their successors are elected and qualified, for which the following are nominees: Nathan J. Mazurek, Thomas Klink, Yossi Cohn, Ian Ross, David Tesler, Jonathan Tulkoff and Kytchener Whyte.
(2)	Ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
(3)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the proxy statement accompanying this notice (the “Proxy Statement”) for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the board of directors recommends a vote “FOR” each director nominee listed in Proposal 1 and “FOR” Proposal 2.

The board of directors has fixed the close of business on September 19, 2025, as the record date. Only holders of record of shares of our common stock are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Company during regular business hours for the 10 calendar days prior to and during the Annual Meeting.

Please note that in order to gain admission to the site of our Annual Meeting, all attendees will need to present a photo identification card and have their name previously provided to building security. As such, in order to facilitate your attendance at the Annual Meeting, we strongly encourage you to advise Walter Michalec by email at info@pioneerpowersolutions.com or by phone at (212) 867-0700 if you plan to attend the Annual Meeting prior to 5:00 p.m., New York time, on November 5, 2025, so that we can provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the Annual Meeting, we encourage you to arrive at the Annual Meeting no later than 12:00 p.m., New York time, in order to ensure that you are able to pass through security prior to the start of the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE VOTE your shares as promptly as possible by Internet, telephone or mail. For specific instructions on how to vote your shares, please see the section entitled “About the Annual Meeting” beginning on page 1 of the proxy statement.

STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors,

/s/ Nathan J. Mazurek
Nathan J. Mazurek
Chairman

September 30, 2025

PIONEER POWER SOLUTIONS, INC.

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

Telephone: (212) 867-0700

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 13, 2025

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “Pioneer” refer to Pioneer Power Solutions, Inc., a Delaware corporation, and its direct and indirect subsidiaries. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.001 per share.

The accompanying proxy is solicited by the board of directors on behalf of Pioneer Power Solutions, Inc. (the “Company”), a Delaware corporation, to be voted at the 2025 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on November 13, 2025, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This proxy statement (the “Proxy Statement”) and accompanying form of proxy are expected to be first sent or given to stockholders on or about September 30, 2025.

The executive offices of the Company are located at, and the mailing address of the Company is, 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 13, 2025:

As permitted by the “Notice and Access” rules of the U.S. Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement, the proxy card and our Annual Report for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), available to stockholders electronically via the Internet at the following website: www.proxyvote.com. On or about September 30, 2025, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how stockholders may access and review all of the proxy materials and how to vote. Also, on or about September 30, 2025, we will begin mailing printed copies of the proxy materials to stockholders that previously requested printed copies. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We are using the SEC’s Notice and Access model, which allows us to deliver proxy materials over the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about September 30, 2025, we expect to begin mailing to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials on the Internet and how to vote. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares. If you received a Notice of Internet Availability this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	Election of seven directors to serve on our board of directors until the annual meeting of the stockholders in 2026 (the “2026 Annual Meeting”), or until their successors are elected and qualified, for which the following are nominees: Nathan J. Mazurek, Thomas Klink, Yossi Cohn, Ian Ross, David Tesler, Jonathan Tulkoff and Kytchener Whyte (“Proposal 1”).
(2)	Ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 2”).
(3)	Such other business as may properly come before the Annual Meeting.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send a single copy of proxy materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement and other proxy materials in the future, he or she may contact Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, Attn: Investor Relations, email info@pioneerpowersolutions.com, or call (212) 867-0700 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. The Company has chosen to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one Notice of Internet Availability (or, if you requested a printed copy of the proxy materials, this Proxy Statement and the proxy card) or voting instruction card. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a Notice of Internet Availability (or, if you requested a printed copy of the proxy materials, a proxy card) for shares held in your name and a voting instruction card for shares held in street name. Please follow the separate voting instructions that you received for your shares of common stock held in each of your different accounts to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on September 19, 2025 (the “Record Date”). The Record Date is established by the board of directors as required by Delaware law. On the Record Date, 11,095,266 shares of common stock were issued and outstanding.

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Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting.

The presence, in person or by proxy, of the holders of one-third of the outstanding shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, by vote of the holders of a majority of the shares represented thereat, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Securities Transfer Corporation, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice of Internet Availability has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Notice of Internet Availability has been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting by telephone or the Internet.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”) that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Proposal 2 is considered a “routine matter.” Therefore, if you do not provide voting instructions to your broker regarding such proposal, your broker will be permitted to exercise discretionary voting authority to vote your shares on such proposal. Proposal 1 is not considered a “routine matter.” In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1.

How do I vote my shares?

If you are a record holder, you may vote your voting securities at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must do one of the following:

●	Via Internet: as prompted by the menu found at www.proxyvote.com, follow the instructions to obtain your records and submit an electronic ballot. Please have your Stockholder Control Number, which can be found on your Notice of Internet Availability or proxy card, when you access this voting site. You may vote via the Internet until 11:59 p.m., Eastern Time on November 12, 2025.

●	Via telephone: call 1-800-690-6903 and then follow the voice instructions. Please have your Stockholder Control Number, which can be found on your Notice of Internet Availability or proxy card, when you call. You may vote by telephone until 11:59 p.m., Eastern Time on November 12, 2025.

●	Via mail: if you requested printed proxy materials as provided in the Notice of Internet Availability and would like to vote by mail, complete and sign the enclosed proxy card and return it in the postage-paid envelope. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation.

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The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Please refer to your Notice of Internet Availability or proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you. The proxy is fairly simple to complete, with specific instructions on the electronic ballot, telephone or card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The board of directors has appointed Nathan J. Mazurek, president and chief executive officer, and Walter Michalec, chief financial officer, secretary and treasurer, to serve as the proxies for the Annual Meeting.

Your proxy will be valid only if you complete and return it before the Annual Meeting. If you complete all of the proxy but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares as to which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except one or more of the voting instructions, then your broker may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

Who counts the votes?

All votes will be tabulated by Walter Michalec, the Company’s chief financial officer, secretary and treasurer, the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

Can I vote my shares at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares during the meeting by submitting your vote at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares during the Annual Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

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What are my choices when voting?

When you cast your vote on:

Proposal 1:	You may vote for all director nominees or may withhold your vote as to one or more director nominees.

Proposal 2:	You may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the board of directors’ recommendations on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

“FOR” each director nominee listed in Proposal 1 and “FOR” Proposal 2.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

“FOR” each director nominee listed in Proposal 1 and “FOR” Proposal 2.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares with respect to Proposal 1 but will be able to vote those shares at their discretion with respect to Proposal 2. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.
●	Completing and submitting a new valid proxy bearing a later date.
●	Giving written notice of revocation to the Company addressed to Walter Michalec, the Company’s chief financial officer, treasurer and secretary, at Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, which notice must be received before noon, New York time, on November 12, 2025.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, with respect to Proposal 1, the seven director nominees who receive the most votes cast in the election of directors will be elected. Assuming the presence of a quorum, approval of Proposal 2 will require the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting.

How are abstentions and broker non-votes treated?

Abstentions or votes withheld are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Votes withheld will have no effect with respect to Proposal 1. Abstentions will have the same effect as a vote against Proposal 2.

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Broker non-votes are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Broker non-votes will have no effect upon Proposal 1 and are not applicable to Proposal 2.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

When will the next stockholder advisory vote on executive compensation occur?

At our 2023 Annual Meeting of Stockholders, we submitted to our stockholders an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years, as required by Section 14A, “Three years” was the frequency that received the highest number of votes. In light of such outcome, we are holding an advisory vote on executive compensation every three years. The next stockholder advisory vote on executive compensation and the next stockholder advisory vote on the frequency of how often such advisory votes on executive compensation should be taken will occur at our 2026 Annual Meeting of Stockholders.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our board of directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, fax, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice of Internet Availability and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Walter Michalec by email at walter@pioneerpowersolutions.com or phone at (212) 867-0700.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

Our board of directors has determined that each of Yossi Cohn, Ian Ross, David Tesler and Jonathan Tulkoff, each an incumbent director and director nominee, satisfies the requirements for independence set out in Section 5605(a)(2) of the Nasdaq Stock Market (“Nasdaq”) rules and that each of these director nominees has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the board of directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director nominee, his immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the Nasdaq rule referenced above.

Board Committees

Our board of directors currently has three standing committees: the audit committee, the nominating and corporate governance committee, and the compensation committee, each of which is described below. All standing committees operate under a charter that has been approved by the board of directors.

Audit Committee. Our board of directors established an audit committee on March 24, 2011, which has the composition and responsibilities described below.

The audit committee consists of Messrs. Cohn, Ross and Tulkoff, each of whom our board of directors has determined to be financially literate and qualify as an independent director under Section 5605(a)(2) of the rules of Nasdaq. In addition, Mr. Ross is the chairman of the audit committee and has been determined by our board of directors to be a financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee held a total of five meetings during the fiscal year ended December 31, 2024.

The audit committee operates under a formal charter adopted by the board of directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s web site, www.pioneerpowersolutions.com, by contacting the Company by mail at the address appearing on the first page of our 2024 Annual Report on Form 10-K to the attention of Investor Relations, or by telephone at (212) 867-0700.

Compensation Committee. On January 18, 2022, the board of directors designated a compensation committee (the “compensation committee”). Our compensation committee is composed of Messrs. Tesler and Cohn, each of whom our board of directors has determined to qualify as an independent director under Section 5605(a)(2) of the rules of Nasdaq. Pursuant to its charter, the compensation committee shall be comprised of at least two (2) “independent” members of the board of directors who shall also satisfy such other criteria imposed on members of the compensation committee pursuant to the federal securities laws and the rules and regulations of the SEC and Nasdaq. The compensation committee’s duties are to discharge the responsibilities of the board of directors relating to compensation of the Company’s directors and executive officers, to assist the board of directors in establishing appropriate incentive compensation and equity-based plans and to administer such plans, to oversee the annual process of evaluation of the performance of the Company’s management, and to perform such other duties and responsibilities as enumerated in and consistent with its charter. The compensation committee may designate one or more subcommittees, each subcommittee to consist of at least two members of the compensation committee. Any such subcommittee, to the extent provided in the resolutions of the compensation committee and to the extent not limited by applicable law, shall have and may exercise all the powers and authority of the compensation committee. The compensation committee has authority to retain or obtain the advice of compensation consultants, legal counsel, experts and other advisors as the compensation committee may deem appropriate in its sole discretion. The compensation committee is directly responsible for the appointment, compensation and oversight of its consultants, legal counsel, experts and advisors and has sole authority to approve their fees and retention terms, and the Company will provide funding for such fees and related expenses. Our compensation committee has not retained the services of any compensation consultants. The compensation committee held a total of two meetings during the fiscal year ended December 31, 2024.

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The compensation committee operates under a formal charter adopted by the board of directors that governs its duties and conduct. A copy of the charter is attached as Appendix A to our proxy statement for our 2022 Annual Meeting of Stockholders, filed with the SEC on September 27, 2022 (the “2022 Proxy Statement”) and can be obtained free of charge by contacting the Company by mail at the address appearing on the first page of our 2024 Annual Report on Form 10-K to the attention of Investor Relations, or by telephone at (212) 867-0700.

Nominating Committee. On January 18, 2022, the board of directors designated a nominating and corporate governance committee (the “nominating committee”). Our nominating committee is composed of Messrs. Tesler and Tulkoff, each of whom our board of directors has determined to qualify as an independent director under Section 5605(a)(2) of the rules of Nasdaq. Pursuant to its charter, the nominating committee shall be comprised of at least two (2) “independent” members of the board of directors who shall also satisfy such other criteria imposed on members of the nominating committee pursuant to the federal securities laws and the rules and regulations of the SEC and Nasdaq. The nominating committee’s duties are to assist the board of directors by identifying potential qualified nominees for director and recommend to the board of directors for nomination candidates for the board of directors, developing the Company’s corporate governance guidelines and additional corporate governance policies, exercising such other powers and authority as are set forth in the charter of the nominating committee and exercising such other powers and authority as shall from time to time be assigned to such committee by resolution of the board of directors. The nominating committee held a total of two meetings during the fiscal year ended December 31, 2024.

The nominating committee operates under a formal charter adopted by the board of directors that governs its duties and conduct. A copy of the charter is attached as Appendix B to the 2022 Proxy Statement and can be obtained free of charge by contacting the Company by mail at the address appearing on the first page of our 2024 Annual Report on Form 10-K to the attention of Investor Relations, or by telephone at (212) 867-0700.

Director Nomination Policies

Our nominating and corporate governance committee considers all qualified candidates identified by members of the Board and by stockholders. The nominating and corporate governance committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders and members of the Board. We did not pay fees to any third party to assist in the process of identifying or evaluating director candidates during the year ended December 31, 2024.

Our nominating and corporate governance committee will review and evaluate qualifications of any bona fide shareholder proposed director nominees, and conduct any inquiries it deems appropriate. Pursuant to the Policy on Shareholder Recommendation of Candidates for Election as Directors (the “Shareholder Recommendation Policy”), the nominating and corporate governance committee will only consider recommendations of director nominees who represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency. The nominating and corporate governance committee will also consider the extent to which the shareholder making the nominating recommendation intends to maintain its ownership interest in the Company. A copy of the Shareholder Recommendation Policy is attached as an appendix to the nominating and corporate governance committee’s charter, a copy of which is attached as Appendix B to the 2022 Proxy Statement. The Shareholder Recommendation Policy may be revised or revoked by the Board or the nominating and corporate governance committee at any time.

Our nominating and corporate governance committee believes that members of our Board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. It is therefore the policy of the nominating and corporate governance committee that all persons nominated to serve as a director of the Company should possess the minimum qualifications described in the Nominating and Governance Committee Policy Regarding Qualifications of Directors (the “Policy”). A copy of the Policy is attached as an appendix to the nominating and corporate governance committee’s charter, a copy of which is attached as Appendix B to the 2022 Proxy Statement. The Policy contains only threshold criteria, however, and the nominating and corporate governance committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances. The Policy may be modified by the nominating and corporate governance committee from time to time.

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Meetings and Attendance

During the fiscal year ended December 31, 2024, the board of directors held seven meetings, and (i) three out of seven directors attended all board meetings held during the period for which they were directors (seven), (ii) three out of seven directors attended six board meetings held during the period for which they were a director (seven), (iii) one out of seven directors attended five board meetings held during the period for which he was a director (seven), and (iv) each director attended all committee meetings held during the period for which he was a committee member (nine) except for one director who attended six out of seven committee meetings held during the period for which he was a committee member. We do not have a policy requiring director attendance at stockholder meetings, but members of our board of directors are encouraged to attend. All of the directors attended the 2024 Annual Meeting of Stockholders held on December 5, 2024; two directors attended in person and rest of the directors attended virtually.

Board Leadership Structure

The board of directors is committed to promoting effective, independent governance of the Company. The board of directors strongly believes it is in the best interests of the stockholders and the Company for the board of directors to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, we do not have a policy governing whether the roles of chairman of the board and chief executive officer should be separate or combined. This decision is made by our board of directors, based on the best interests of the Company considering the circumstances at the time.

Currently, the board of directors has determined that it is in the best interests of the stockholders and the Company for Nathan J. Mazurek to serve as our chairman as well as our chief executive officer and president.

The board of directors believes that this structure has been effective for the Company and continues to be best for the Company at this point in time for several reasons. The board of directors believes that as the Company’s founder and as a significant equity holder, Mr. Mazurek is well qualified to serve as our chairman and chief executive officer and president, and his interests are sufficiently aligned with the stockholders he represents. Mr. Mazurek has extensive experience in the electrical equipment and components industry and a long tenure of executive leadership with us. The board of directors believes the Company has been well-served by this leadership structure and by Mr. Mazurek’s service. Mr. Mazurek is the person with primary responsibility for our day-to-day operations and the execution of our strategies. Since our performance is one of the most important topics at board meetings, it makes sense for Mr. Mazurek to chair such discussions. This allows him to highlight important issues without unnecessary procedural delay. It also allows him to provide the proper context and background, including access to members of management and Company and industry reports, for each issue considered by the board of directors. Mr. Mazurek adheres to an “open door” policy in his communications with board members and talks frequently with board members. Furthermore, board members are encouraged to freely communicate with any member of management at any time. The board believes it has been beneficial, in terms of its relationship with employees, stockholders, customers, business partners, lenders and other, to provide a single voice for the Company through Mr. Mazurek. Having one person serve as both our chairman and chief executive officer and president demonstrates for our employees, stockholders, customers, business partners, lenders and others that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the board of directors eliminates the potential for confusion or duplication of efforts, and provides clear leadership for our Company. Although not required, a number of our board seats are held by independent directors. Each such director is highly qualified, with extensive experience in the industry, in finance and in other relevant fields. In Mr. Mazurek, the board of directors has found an effective leader who is able to facilitate open and productive discussion, effectively utilize each individual director’s unique perspective and expertise, lead the board of directors in innovative and creative problem solving and, by virtue of his personal ownership in the Company, to represent the interests of our stockholders as a whole.

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The board of directors has not appointed a lead independent director. As described above, the board of directors currently believes that Mr. Mazurek is able to facilitate open and productive discussion and decision-making, and elicit input, including dissent, from independent directors. Furthermore, the board of directors believes that its independent directors have a strong voice and ample opportunity to meet and discuss Company matters outside the presence of Mr. Mazurek and the other employee directors without needing a formal leader to instigate such discussions or facilitate communication with Mr. Mazurek and other members of management.

Role in Risk Oversight

The board of directors takes a practical role in overseeing management of the Company’s risks through its review of risks associated with our operations and strategic initiatives and through the board’s committees. Each committee is comprised solely of independent directors and has responsibility to review certain risks as defined in its governing charter. The audit committee reviews and discusses with management our major financial risks, including any risk assessment or risk management policies. The audit committee provides input regarding such risk on a quarterly basis in connection with its review and approval of our quarterly Form 10-Q and annual Form 10-K filings. The compensation committee reviews all compensation policies and practices for all employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Corporation. The board of directors also reviews information concerning other risks, including cybersecurity, through updates from the members of our committees and from our employees at board meetings and via telephone calls scheduled on an as-needed basis.

Communications with the Board of Directors

We have no formal procedures to follow for stockholders to communicate with the board of directors. Any stockholder who wishes to communicate with our board of directors, any committee of our board of directors or any individual director, may do so by mailing or delivering a written communication to c/o Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, Attention: Secretary or by emailing us at info@pioneerpowersolutions.com. All appropriate communications received from stockholders at the designated address will be forwarded to the full board of directors, any committee thereof or individual director to whom the communication is addressed.

Certain Related Transactions and Relationships

Generally, we do not enter into related party transactions unless the members of the board who do not have an interest in the potential transaction have reviewed the transaction and determined that (i) we would not be able to obtain better terms by engaging in a transaction with a non-related party and (ii) the transaction is in our best interest. This policy applies generally to any transaction in which we are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the previous two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. This policy is not currently in writing. In addition, our audit committee, which was established on March 24, 2011, is required to pre-approve any related party transactions pursuant to its charter.

On June 7, 2024, Mr. Michalec surrendered 57,541 shares of common stock issued to him upon settlement of his vested RSUs to satisfy tax withholding obligations. The shares were cancelled and retired by the Company.

On July 31, 2015, Pacific and PCEP entered into an Asset Purchase Agreement for the purchase and sale of substantially all of the assets of Pacific (the “Transaction”). In connection with the Transaction, Kytchener Whyte, a current director, entered into a consulting agreement with PCEP as the sole stockholder and president of Pacific, pursuant to which he agreed to provide service and consultation with respect to the business and operations of PCEP and its affiliates, as may be requested from time to time by PCEP (the “Whyte Consulting Agreement”). Mr. Whyte has remained a consultant of PCEP since July 31, 2015. The initial term ended on July 31, 2017, and which has been renewed annually thereafter. In consideration for the consulting services Mr. Whyte performs as a consultant of PCEP, he originally received a monthly consulting fee of $16,667, as well as a 4% commission payment for product sales generated by new customer accounts solicited by him, through his solely owned personal business Blue Mountain Industries, Inc. Effective January 1, 2023, Mr. Whyte’s monthly consulting fee was reduced to $5,000 with a 2% commission payment. Pursuant to the Whyte Consulting Agreement, for the fiscal years ended December 31, 2024, and 2023, the Company paid Blue Mountain Industries, Inc. an aggregate amount of $90,922 and $271,745, respectively. During the fiscal year ended December 31, 2024, Blue Mountain Industries, Inc. received an additional $21,000 for board of directors meeting fees.

On January 1, 2024, TDK and the Company entered into a consulting agreement (the “TDK Consulting Agreement”). In connection with the TDK Consulting Agreement, Thomas Klink, a current director, entered into the TDK Consulting Agreement with the Company as the president of TDK, pursuant to which he agreed to provide service and consultation with respect to the business and operations of the Company and its affiliates, as may be requested from time to time by the Company. In consideration for the consulting services Mr. Klink performs as a consultant of the Company, he receives an hourly fee of $250 per hour. During the year ending December 31, 2024, TDK received an aggregate amount of $721,313 in connection with Mr. Klink’s consulting services. During the fiscal year ended December 31, 2024, TDK received an additional $25,098 for board of directors meeting fees.

During the year ended December 31, 2024, the Company paid $300,000 to Vini Villa Corp., dba EXP-KNOW-HOW, for services provided, including market feasibility, technology and regulatory research, concept and prototype design and rendering, pre-market entry analysis and promotional planning for the prospective introduction of new products to the Company’s eMobility’s line of e-Boost products. Geo Murickan is the owner of Vini Villa Corp. and the president of the Company’s eMobility division.

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REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the Company’s audited financial statements and related footnotes for the fiscal year ended December 31, 2024, and BDO USA P.C.’s report on those financial statements, with management and with BDO USA P.C., our independent registered public accounting firm. The audit committee has also discussed with BDO USA P.C. the matters required to be discussed by the statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has also received the written disclosures and the letter from BDO USA P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA P.C.’s communications with the audit committee concerning independence, and has discussed with BDO USA P.C. that firm’s independence.

Based on the review and the discussions referred to in the preceding paragraph, the audit committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, that was filed with the SEC.

The Audit Committee:

Ian Ross (Chairman)
Yossi Cohn
Jonathan Tulkoff

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of the Record Date, by:

●	each person known by us to beneficially own more than 5.0% of our common stock;
●	each of our directors;
●	each of the named executive officers; and
●	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address, unless otherwise specified in the notes below, is c/o Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024. As of the Record Date, we had 11,095,266 shares outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage Beneficially Owned (1)
Officers and Directors
Nathan J. Mazurek	2,198,663	(2)	19.4%
Walter Michalec	318,000	(4)	2.9%
Thomas Klink	249,500	(3)	2.2%
Jonathan Tulkoff	56,500	(5)	*
David Tesler	50,250	(6)	*
Yossi Cohn	46,500	(7)	*
Ian Ross	45,500	(8)	*
Kytchener Whyte	35,000	(9)	*
All directors and executive officers as a group (8 persons)	2,999,913		26.6%

* represents ownership of less than 1%.

(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants, restricted stock units and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of the Record Date. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.
(2)	Includes 1,966,496 shares of common stock and 232,167 shares subject to stock options which are exercisable within 60 days of the Record Date.
(3)	Includes 137,500 shares of common stock and 112,000 shares subject to stock options which are exercisable within 60 days of the Record Date.
(4)	Includes 275,000 shares of common stock and 43,000 shares subject to stock options which are exercisable within 60 days of the Record Date.
(5)	Includes 44,500 shares of common stock and 12,000 shares subject to stock options which are exercisable within 60 days of the Record Date.
(6)	Includes 15,750 shares of common stock and 34,500 shares subject to stock options which are exercisable within 60 days of the Record Date.
(7)	Includes 23,500 shares of common stock and 23,000 shares subject to stock options which are exercisable within 60 days of the Record Date.
(8)	Includes 22,500 shares of common stock and 23,000 shares subject to stock options which are exercisable within 60 days of the Record Date.
(9)	Includes 35,000 shares subject to stock options which are exercisable within 60 days of the Record Date.

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PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors currently consists of seven members, each of whom has been nominated for reelection as a director by the board of directors to serve for a term of office to expire at the 2026 Annual Meeting, or until his successor has been duly elected and qualified. Stockholders will be unable to vote for more than seven persons. The seven director nominees who receive the most votes cast in the election of directors will be elected. Should any of the director nominees become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the board of directors may nominate or designate. Each of the director nominees has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

The following table sets forth the name, age and positions of the director nominees and each director:

Name	Age	Position with the Company
Nathan J. Mazurek	63	President, Chief Executive Officer and Chairman of the Board of Directors
Thomas Klink	63	Director
Yossi Cohn	47	Director
Ian Ross	81	Director
David Tesler	51	Director
Jonathan Tulkoff	64	Director
Kytchener Whyte	73	Director

The following sets forth biographical information and the qualifications and skills for each director nominee:

Nathan J. Mazurek. Mr. Mazurek has served as our chief executive officer, president and chairman of the board of directors since December 2, 2009. From December 2, 2009, through August 12, 2010, Mr. Mazurek also served as our chief financial officer, secretary and treasurer. Mr. Mazurek has over 25 years of experience in the electrical equipment and components industry. Mr. Mazurek has served as the chief executive officer, president, vice president, sales and marketing and chairman of the board of directors of Pioneer Transformers Ltd. since 1995. Mr. Mazurek has served as the president of American Circuit Breaker Corp., a former manufacturer and distributor of circuit breakers, since 1988. From 1999 through 2017, Mr. Mazurek served as director of Empire Resources, Inc., a distributor of semi-finished aluminum and steel products. From 2002 through 2007, Mr. Mazurek served as president of Aerovox, Inc., a manufacturer of AC film capacitors. Mr. Mazurek received his BA from Yeshiva College in 1983 and his JD from Georgetown University Law Center in 1986. Mr. Mazurek brings to the board of directors extensive experience with our company and in our industry. Since he is responsible for, and familiar with, our day-to-day operations and implementation of our strategy, his insights into our performance and into the electrical equipment and components industry are critical to board discussions and to our success.

Thomas Klink. Mr. Klink has served as a director since April 30, 2010, and has been employed as a consultant since January 1, 2024. Mr. Klink served as our chief financial officer, secretary and treasurer from January 7, 2016, until April 15, 2020. Since 1996, he has served in various positions at Jefferson Electric, Inc., including as its chief executive officer, chief financial officer, vice president, treasurer, secretary and chairman of the board of directors. Previously, from 1994 to 1996, Mr. Klink served as a division controller at MagneTek, Inc., a company listed on Nasdaq at that time, reporting to the corporate controller. Mr. Klink also previously served as a controller for U.S. Music Corporation, a manufacturer of musical instruments from 1990 through 1994. Mr. Klink received his BBA in Accounting from the University of Wisconsin - Milwaukee in 1984. Mr. Klink brings extensive industry and leadership experience to our board, including over 25 years of experience in the electrical equipment industry. Mr. Klink is currently employed as a consultant for several businesses, supporting their accounting and integration programs.

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Yossi Cohn. Mr. Cohn has served as a director since December 2, 2009. Mr. Cohn founded EastSky Properties, LLC in June 2019 and L3C Capital Partners, LLC in June 2009, both an investor in multi-family residential properties, and serves as a partner in both firms. Mr. Cohn served as a director of investor relations at IDT Corporation, a NYSE-listed telecommunications company, from September 2005 through May 2007. Prior to joining IDT Corporation, Mr. Cohn was a director of research at SAGEN Asset Management, an asset manager of funds of hedge funds, from January 2005 through May 2005. Mr. Cohn began his career as an analyst in the funds-of-funds investment group of Millburn Ridgefield Corporation, where he worked from 2001 through January 2005. Our board believes Mr. Cohn’s background at these and other companies, particularly in areas of capital markets, financial, strategic and investment management experience, makes him an effective member of our board of directors.

Ian Ross. Mr. Ross has served as a director since March 24, 2011. In 2000, Mr. Ross co-founded and has since served as president of Omniverter Inc., a company specializing in electrical power quality solutions for industrial producers and electrical utilities in the United States and Canada. He has also served as the president of KIR Resources Inc. and KIR Technologies Inc. since 1999, companies engaged in management consulting and import/export activities in the electrical equipment industry, respectively. Mr. Ross previously held positions in Canada as vice president technology with Schneider Canada, a specialist in energy management, and vice president of the distribution products business at Federal Pioneer Ltd., now part of Schneider Canada. Previously, Mr. Ross held a number of successive board level positions in UK engineering companies, culminating in five years as managing director, Federal Electric, Ltd., before moving to Canada in 1986 at the request of Federal Pioneer Ltd. He received an MA in mechanical sciences (electrical and mechanical engineering) from Cambridge University and subsequently qualified as an accountant ACMA. Our board of directors believes that Mr. Ross’ relationships and broad experience in the electrical transmission and distribution equipment industry will assist us in continuing to grow our business and realizing our strategic goals.

David Tesler. Mr. Tesler has served as a director since December 2, 2009. Mr. Tesler is President of LeaseProbe, LLC, a provider of lease abstracting services, since he founded the company in 2004. In 2008, LeaseProbe, LLC acquired Real Diligence, LLC, a provider of financial due diligence services. The combined company does business as Real Diligence and operates as an integrated outsourced provider of legal and commercial due diligence services for the commercial real estate industry. Prior to 2004, Mr. Tesler practiced law at Skadden Arps Slate Meager & Flom LLP and at Jenkens & Gilchrist, Parker Chapin LLP. Mr. Tesler received his BA from Yeshiva College, an MA in medieval history from Bernard Revel Graduate School and a JD from Benjamin A. Cardozo School of Law. Mr. Tesler brings extensive legal, strategic and executive leadership experience to our board of directors.

Jonathan Tulkoff. Mr. Tulkoff has served as director since December 2, 2009. Mr. Tulkoff began his career as a currency trader at Marc Rich & Co, he then joined Forest City enterprises, a publicly traded real estate development company, and was a VP in the acquisition and development division. In 2016, Mr. Tulkoff founded Commodity Asset Management, an industrial materials investment fund. For the last twenty years, Mr. Tulkoff has been involved in trading, marketing and financing of physical commodities, with distinct expertise in ferrous metals. Mr. Tulkoff is Series 3 licensed. Our board of directors believes Mr. Tulkoff’s extensive strategic, international and executive leadership experience, particularly in commodity markets for metal products which represent one of the largest components of our company’s cost of manufacture, make him an effective member of our board of directors.

Kytchener Whyte. Mr. Whyte has served as a director since November 17, 2022. Mr. Whyte has over 45 years of extensive experience in the Electrical Power Distribution & Controls industries with an emphasis on manufacturing, sales and marketing. From July 31, 2015, to October 29, 2024, Mr. Whyte was a consultant for the Company and served as President of PCEP. Since January 2016, Mr. Whyte has been President of Blue Mountain Industries, Inc., a consulting, electrical engineering and marketing consultancy firm concentrating on the electrical utility, petrochemical and marine markets. From 1999 to 2015, Mr. Whyte was the President and owner of Pacific, based in Southern California. Pacific manufactured electrical power distribution and control products such as its trailblazing IPC units for applications in the petroleum, refining, electric transit and utility industries. Mr. Whyte served as General Manager for CGI, Inc., a manufacturer of Electrical Power Distribution and Controls products from 1993 to 1999. Prior to his time at CGI, Inc., Mr. Whyte was the Vice President for Electrical Power Products between 1985 and 1993. A native of Jamaica, Mr. Whyte is a graduate of Prospect College in St. Mary, Jamaica, and a graduate of Los Angeles Trade Technical College. Mr. Whyte is a United States Air Force Vietnam era veteran, a private pilot and the builder of experimental aircrafts. With his many years of experience in manufacturing, sales, marketing, product design and implementation, Mr. Whyte brings to the board invaluable insights and expertise, and the ability to turn problems into opportunities.

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The board of directors regards all of the individuals above as competent professionals with many years of experience in the business community. The board of directors believes that the overall experience and knowledge of the members of the board of directors will contribute to the overall success of our business.

Mr. Mazurek is a party to a certain agreement related to his service as an executive officer and director described in the “Agreements with Executive Officers” section of this Proxy Statement. Mr. Michalec is a party to a certain agreement related to his service as an executive officer described in the “Agreements with Executive Officers” section of this Proxy Statement. Mr. Whyte and Mr. Klink are parties to certain agreements related to their respective services as consultants described in the “Certain Related Transactions and Relationships” section of this Proxy Statement.

Unless otherwise directed in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by such proxy for the election of the director nominees. Seven of the director nominees are presently directors of the Company.

Family Relationships

There are no family relationships among any of our directors and executive officers, or person nominated or chosen by the Company to become a director or executive officer.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, officers and persons who own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2024, each of our directors, officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent stockholders.

Vote Required

The seven director nominees who receive the most votes cast in the election of directors will be elected.

The board of directors recommends a vote FOR each of the director nominees.

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EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the names, ages and positions of our executive officers as of the Record Date:

Name	Age	Position with the Company
Nathan J. Mazurek	63	President, Chief Executive Officer and Chairman of the Board of Directors
Walter Michalec	37	Chief Financial Officer, Treasurer and Secretary

Please see the biography of Mr. Mazurek on page 16 of this Proxy Statement.

Walter Michalec. Mr. Michalec was appointed by our board of directors to act as the interim Chief Financial Officer of the Company, effective as of April 15, 2020, replacing Mr. Klink after his resignation as Chief Financial Officer. On May 13, 2021, our board of directors assigned Mr. Michalec the title of Chief Financial Officer of the Company and removed the title of Interim Chief Financial Officer, effective May 16, 2021. Mr. Michalec also serves as the Company’s principal accounting officer, principal financial officer, treasurer and secretary. Mr. Michalec has served various positions at the Company, most recently as its corporate controller from August 2019 to April 2020. Before becoming the corporate controller, Mr. Michalec served as the Company’s operations controller from March 2016 to August 2019, reporting to the Chief Financial Officer, and as the Company’s senior accountant from May 2012 to February 2016, reporting to the Company’s corporate controller. Prior to working for the Company, Mr. Michalec served as a public accountant for Mendonca & Partners Certified Public Accountants, LLC in Union, NJ. Mr. Michalec received his Bachelor of Science in Accounting and a Minor in Criminal Justice from Kean University in 2011.

Compensation Philosophy and Process

Since January 18, 2022, the responsibility for establishing, administering and interpreting our policies governing the compensation and benefits for our executive officers lies with our compensation committee. Our compensation committee has not retained the services of any compensation consultants.

The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our size and available resources. In 2018, we designed our executive compensation program to achieve the following objectives:

●	attract and retain executives experienced in developing and delivering products such as our own;
●	motivate and reward executives whose experience and skills are critical to our success;
●	reward performance; and
●	align the interests of our executive officers and other key employees with those of our stockholders by motivating our executive officers and other key employees to increase stockholder value.

We appointed a compensation committee in January 2022 when we no longer qualified as a “controlled company” under the corporate governance rules of Nasdaq. We did not engage any compensation consultants to determine or recommend the amount and form of executive and director compensation during and for the year ended December 31, 2024. At this time, our compensation committee has, and previously our board of directors had, determined that the financial and administrative burden of engaging compensation consultants is not justified in light of our Company’s size, its resources and our relatively small number of executive officers and directors. Rather, we anticipate that the recommended level, components and rationale for our compensation program will be developed and presented in future years by our compensation committee to the board of directors for its consideration and approval.

We adopted a Clawback Policy on November 9, 2023, as an additional safeguard to mitigate compensation risks. The Clawback Policy is attached as Exhibit 97.1 to our 2024 Annual Report.

2024 and 2023 Summary Compensation Table

The following table summarizes, for each of the last two fiscal years ended December 31, 2024, and 2023, the compensation paid to (i) Nathan J. Mazurek, our chief executive officer, president and chairman of the board of directors, and (ii) Walter Michalec, our chief financial officer, secretary and treasurer, whom we refer to collectively herein as the “named executive officers.”

				Stock	Option	All Other
Name and Principal		Salary	Bonus	Awards (1)	Awards (1)	Compensation		Total
Position	Year	($)	($)	($)	($)	($)		($)
Nathan J. Mazurek (i)	2024	650,500	2,000,000	-	50,660	21,000	(2)	2,722,160
President, Chief Executive Officer, Chairman of the Board of Directors	2023	562,500	-	575,000	43,514	15,000	(2)	1,196,014

Walter Michalec (ii)	2024	300,000	164,000	296,000		-		760,000
Chief Financial Officer, Secretary, and Treasurer	2023	220,000	31,000	-		-		251,000

(1)	Amounts represent the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, with the exception that the amounts shown assume no forfeitures. The assumptions used to calculate the value of share-based awards are set forth in “Item 8. Financial Statements and Supplementary Data - Note 9. Stock-Based Compensation” contained in our 2024 Annual Report. These amounts do not represent the actual value that may be realized by our named executive officers, as that is dependent on the long-term appreciation in our common stock.
(2)	Comprised of board of directors meeting fees.

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Agreements with Executive Officers

Nathan J. Mazurek

We entered into an employment agreement with Mr. Mazurek, dated as of December 2, 2009, pursuant to which Mr. Mazurek was to serve as our chief executive officer for a term of three years. Pursuant to this employment agreement, Mr. Mazurek was entitled to receive an annual base salary of $250,000 from December 2, 2009 through December 2, 2010, which was increased to $275,000 on December 2, 2010 and to $300,000 on December 2, 2011. Mr. Mazurek was entitled to receive an annual cash bonus at the discretion of our board of directors, or a committee thereof, of up to 50% of his annual base salary, which percentage was permitted to be increased in the discretion of the board.

This agreement prohibited Mr. Mazurek from competing with us for a period of four years following the date of termination, unless he was terminated without cause or due to disability or he voluntarily resigned following a breach by us of this agreement, in which case he was prohibited from competing with us for a period of only two years.

We entered into a new employment agreement with Mr. Mazurek, dated as of March 30, 2012, pursuant to which Mr. Mazurek will serve as our chief executive officer for a three year term ending on March 31, 2015. Pursuant to this new employment agreement, Mr. Mazurek was entitled to receive an annual base salary of $350,000 during the remainder of the 2012 calendar year, which increased to $365,000 during the 2013 calendar year and then to $380,000 for the remainder of his employment term. The other material terms of the new employment agreement are substantially similar to those under his previous agreement, except that Mr. Mazurek has agreed not to compete with us for a period of one year following the termination of his employment for any reason.

On November 11, 2014, we entered into a first amendment to our employment agreement with Mr. Mazurek, pursuant to which the term of the employment agreement was extended by a period of three years ending on March 31, 2018. In addition, pursuant to this employment agreement, as amended, Mr. Mazurek became entitled to receive an annual base salary of $410,000 beginning on the amendment effective date and ending on December 31, 2015, which increased to $425,000 during the 2016 calendar year.

On June 30, 2016, we entered into a second amendment to our employment agreement with Mr. Mazurek, pursuant to which the term of the employment agreement was extended by a period of five years ending on March 31, 2021. In addition, pursuant to this employment agreement, as amended, Mr. Mazurek became entitled to receive an annual base salary of $425,000 for the period beginning on January 1, 2016 and ending on December 31, 2016, $440,000, for the period beginning on January 1, 2017 and ending on December 31, 2017, $465,000, for the period beginning on January 1, 2018 and ending on December 31, 2018, $490,000, for the period beginning on January 1, 2019 and ending on December 31, 2019, and $515,000 per annum, for the period beginning on January 1, 2020 and ending on March 31, 2021.

On March 30, 2020, the Company and Mr. Mazurek entered into a third amendment in order to (i) extend the termination date of the agreement from December 31, 2020, to March 31, 2023, and (ii) set Mr. Mazurek’s annual base salary at $415,000 for the period beginning on April 1, 2020 and ending on March 31, 2021; $435,500, for the period beginning on April 1, 2021 and ending on March 31, 2022; and $457,500, for the period beginning on April 1, 2022 and ending on March 31, 2023.

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On April 25, 2022, the Company and Mr. Mazurek entered into a fourth amendment in order to (i) extend the termination date of the Mazurek Agreement from March 31, 2023, to December 31, 2024, and (ii) adjust Mr. Mazurek’s annual base salary at $535,500, for the period beginning on January 1, 2022 and ending on December 31, 2022, $562,500, for the period beginning on January 1, 2023 and ending on December 31, 2023, and $590,500, for the period beginning on January 1, 2024 and ending on December 31, 2024.

On December 26, 2023, the Company and Mr. Mazurek entered into a fifth amendment in order to (i) extend the termination date of the Mazurek Agreement from December 31, 2024 to December 31, 2026, and (ii) adjust Mr. Mazurek’s annual base salary at $650,500, for the period beginning on January 1, 2024 and ending on December 31, 2024, $675,500, for the period beginning on January 1, 2025 and ending on December 31, 2025, and $700,500, for the period beginning on January 1, 2026 and ending on December 31, 2026.

If Mr. Mazurek is terminated without cause, he is entitled to receive (i) any unpaid base salary accrued through the date of his termination, (ii) any unreimbursed expenses properly incurred prior to the date of his termination, and (iii) severance pay equal to the base salary that would have been payable to Mr. Mazurek for the remainder of the term of his executive employment agreement, which expires on December 31, 2026, less applicable withholdings and taxes. As a precondition to receiving severance pay, Mr. Mazurek is required to execute and deliver within sixty (60) days following his termination a general release of claims against the us and our subsidiaries and affiliates that may have arisen on or before the date of the release.

For purposes of Mr. Mazurek’s executive employment agreement, “cause” generally means termination because of: (i) an act or acts of willful or material misrepresentation, fraud or willful dishonesty by Mr. Mazurek; (ii) any willful misconduct by Mr. Mazurek with regard to the Company; (iii) any violation by Mr. Mazurek of any fiduciary duties owed by him to the Company; (iv) Mr. Mazurek’s conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction) or (v) any other material breach by Mr. Mazurek of the executive employment agreement that is not cured by him within twenty (20) days after his receipt of a written notice from the Company of such breach specifying the details thereof.

In connection with his employment agreement, we granted Mr. Mazurek an award of restricted stock units (“RSUs”) under the 2021 Pioneer Power Solutions, Inc. Long-Term Incentive Plan (as amended, the “2021 Plan”) covering 100,000 shares of the Company’s common stock, with such RSUs being subject to the terms and conditions of the 2021 Plan and a Restricted Stock Unit Award Agreement, which agreement provided, among other things, that (a) the RSUs shall vest as of the date of grant, and (b) such vested RSUs shall be converted into shares of the Company’s common stock no later than March 15, 2024. The award had a grant date fair value of $575,000. In connection with the vesting of the RSUs, we paid on Mr. Mazurek’s behalf an aggregate amount of $272,829.32 to satisfy his income and payroll tax obligations, to be reimbursed from payroll withholding. On September 20, 2023, we and Mr. Mazurek entered into a letter agreement pursuant to which Mr. Mazurek agreed to surrender and cancel 44,363 shares of common stock issued to him upon settlement of his vested RSUs, in order to reimburse us for the tax payment we made on his behalf. Upon the surrender and cancellation of the shares, we were fully reimbursed. See the “CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS—Certain Related Transactions and Relationships” section in this Proxy Statement.

Walter Michalec

Mr. Michalec was appointed by our board of directors to act as the Interim Chief Financial Officer of us, effective as of April 15, 2020, replacing Mr. Klink after his resignation as Chief Financial Officer. On May 13, 2021, our board of directors assigned Mr. Michalec the title of Chief Financial Officer and removed the title of Interim Chief Financial Officer, effective May 16, 2021. Mr. Michalec also serves as our principal accounting officer, principal financial officer, treasurer and secretary.

On April 25, 2022, we and Mr. Michalec entered into an employment agreement under which we agreed to employ Mr. Michalec as its Chief Financial Officer, Secretary and Treasurer for a term of three (3) years, commencing on January 1, 2022 and ending on December 31, 2024, unless such employment is terminated earlier in accordance with the agreement. Mr. Michalec is entitled to an annualized base salary at a rate of $200,000 per annum for the period of January 1, 2022 through December 31, 2022, $220,000 per annum for the period of January 1, 2023 through December 31, 2023, and $240,000 per annum for the period of January 1, 2023 through the end of the employment period. Mr. Michalec’s employment may be terminated upon his death or disability, upon the occurrence of certain events that constitute “cause,” and without cause. If terminated without cause, Mr. Michalec will be entitled to receive as severance an amount equal to his base salary for the remainder of the employment period under the agreement.

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On December 26, 2023, the Company and Mr. Michalec entered into a first amendment in order to (i) extend the termination date of the Michalec Agreement from December 31, 2023 to December 31, 2026, and (ii) adjust Mr. Michalec’s annual base salary at $300,000, for the period beginning on January 1, 2024 and ending on December 31, 2024, $325,000, for the period beginning on January 1, 2025 and ending on December 31, 2025, and $350,000, for the period beginning on January 1, 2026 and ending on December 31, 2026.

In connection with the employment agreement entered into between the Company and Mr. Michalec, effective April 25, 2022, the Company granted Mr. Michalec an award of RSUs under the 2021 Plan pursuant to that certain Restricted Stock Unit Award Agreement (the “RSU Award”) covering 375,000 shares of the Company’s common stock, vesting in three equal installments on each of May 1st of 2022, 2023, and 2024. In connection with the vesting of the RSUs, we paid on Mr. Michalec’s behalf an aggregate amount of $481,220.28 to satisfy his income and payroll tax obligations, to be reimbursed from payroll withholding, and the Company had been reimbursed $34,000.00 from payroll withholding as of September 20, 2023. On September 20, 2023, we and Mr. Michalec entered into a letter agreement pursuant to which Mr. Michalec agreed to surrender and cancel 72,719 shares of common stock issued to him upon settlement of his vested RSUs, in order to reimburse us for the remaining amount of the tax payment we made on his behalf. Upon the surrender and cancellation of the shares, we were fully reimbursed. See the “CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS—Certain Related Transactions and Relationships” section in this Proxy Statement.

In addition, on September 20, 2023, Mr. Michalec’s RSU Award was amended to provide that his future tax withholding obligations in connection with the RSU Award can be satisfied, among others, by us withholding the shares to be delivered upon conversion of the RSUs having an aggregate fair market value that equals the required tax withholding payment, in our sole discretion.

During the year ended December 31, 2024, Mr. Michalec agreed to surrender shares of common stock to the Company, totaling an aggregate of 62,281 shares (57,541 shares on June 7, 2024, with a fair value of $223,259 and 4,740 shares on October 22, 2024, with a fair value of $29,151) in connection with income and payroll tax obligations paid by the Company in connection with the exercising of options and vesting of RSUs. On May 2, 2025, Mr. Michalec agreed to surrender shares of common stock to the Company, totaling an aggregate of 25,000 shares with a fair value of $148,000 in connection with income and payroll tax obligations in connection with the vesting of RSUs. The shares were cancelled and retired by the Company. See the “CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS—Certain Related Transactions and Relationships” section in this Proxy Statement.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on stock options previously awarded to each of the named executive officers and which remained outstanding as of December 31, 2024. This table includes unexercised and unvested options awards. Each outstanding stock option award is shown separately for each named executive officer.

	Option Awards
		Number of		Number of
		Securities		Securities
		Underlying		Underlying
		Unexercised		Unexercised	Option
		Options		Options	Exercise	Option
	Date	(#)		(#)	Price	Expiration
Name	of Grant	Exercisable		Unexercisable	($)	Date
Nathan J. Mazurek	3/30/2015	1,000	(3)	-	7.48	3/20/2025
	3/10/2016	1,000	(3)	-	2.18	3/10/2026
	3/30/2017	130,000	(2)	-	5.80	3/30/2027
	3/30/2017	1,000	(3)	-	5.80	3/30/2027
	4/3/2018	1,000	(3)	-	4.10	4/3/2028
	3/31/2020	10,000	(3)	-	0.18	3/31/2030
	5/13/2021	10,000	(3)		1.81	5/13/2031
	5/13/2021	51,667	(2)	-	1.81	5/13/2031
	5/13/2022	1,500	(3)	-	1.67	5/13/2032
	5/13/2022	5,000	(2)	-	1.67	5/13/2032
	5/16/2023	10,000	(3)	-	3.75	5/16/2033
	12/5/2024	10,000	(1)		4.42	12/5/2034

Walter Michalec	5/13/2021	43,000	(2)	-	1.81	5/13/2031

(1)	Non-qualified stock options granted for service as an executive officer. Vests on the grant date.
(2)	Non-qualified stock options granted for service as an executive officer. Vests on the first anniversary of the grant date.
(3)	Non-qualified stock options granted for service as a director. Vests on the first anniversary of the grant date.
(4)	Exercise prices have been reduced as a result of the special cash dividend declared for all common shareholders of record as of December 17, 2024.

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There were no unvested stock option awards held by our named executive officers as of December 31, 2024.

Stock Awards
	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Name	(#)	(#)	(#)	($)
Walter Michalec	50,000	$296,000	50,000	$296,000

Option and Warrant Exercises

During the year ended December 31, 2024, the Company’s chief financial officer exercised options to purchase 25,000 shares with an aggregate exercise price of $66,030.

Change of Control Agreements

We do not currently have plans providing for the payment of retirement benefits to our officers or directors, other than as described under “Agreements with Executive Officers” above.

We do not currently have any change-of-control or severance agreements with any of our executive officers or directors, other than as described under “Agreements with Executive Officers” above. In the event of the termination of employment of the named executive officers, any and all unexercised stock options shall expire and no longer be exercisable after a specified time following the date of the termination, other than as described under “Agreements with Executive Officers” above.

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2021 Long-Term Incentive Plan

On October 13, 2021, our board of directors adopted the 2021 Plan, subject to stockholder approval, which was obtained on November 11, 2021. The 2021 Plan supplemented the 2011 Plan, which expired on May 11, 2021, and which replaced and superseded the 2009 Equity Incentive Plan. Our outside directors and our employees, including the principal executive officer, principal financial officer and other named executive officers, and certain contractors are all eligible to participate in the 2021 Plan. The 2021 Plan allows for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and upon such terms as are determined by the Board or a committee of the board that is designated to administer the 2021 Plan. Subject to certain adjustments, the maximum number of shares of the Company’s common stock that may be delivered pursuant to awards under the 2021 Plan is 900,000 shares plus any increase by any Prior Plan Awards (as defined in the 2021 Plan) eligible for reuse, of which one hundred percent (100%) may be delivered pursuant to incentive stock options. As of December 31, 2024, there were 279,354 shares available for future grants under the Company’s 2021 Plan. The 2021 Plan was initially administered by our board of directors, but it has been administered by the compensation committee following the creation of such committee in the first quarter of 2022.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2024, with respect to our equity compensation plans under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	561,476	$4.22	279,354
Equity compensation plans not approved by security holders	-	-	-
Total	561,476	$4.22	279,354

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PAY VERSUS PERFORMANCE

The following table sets forth compensation information for our principal executive officer (“PEO”), and our other named executive officers (“NEOs”), for purposes of comparing their compensation to the value of our shareholders’ investments and our net income (loss), calculated in accordance with SEC regulations, for fiscal years 2024, 2023 and 2022.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (Loss)
2024	$2,722,160	$2,722,160	$760,000	$395,000	$72.96	$31,855,000
2023	$1,196,014	$1,230,325	$251,000	$1,133,917	$90.53	$(1,898,000)
2022	$557,585	$329,972	$1,861,520	$1,191,966	$35.73	$(5,419,000)

(1)	The dollar amounts reported are the amounts of total compensation reported for our PEO, Nathan J. Mazurek, in the Summary Compensation Table for fiscal years 2024, 2023 and 2022.
(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules, for our PEO. The dollar amounts reported are the amounts of total compensation reported in the Summary Compensation Table for our PEO during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See table below for further information.
(3)	The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEO, namely Mr. Michalec for fiscal years 2024, 2023 and 2022.
(4)	The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our PEO. The dollar amounts reported are the average of the total compensation reported in the Summary Compensation Table for our NEOs, other than our PEO, during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See table below for further information.
(5)	Assumes an investment of $100 for the period starting on December 31, 2021 through the end of the listed fiscal year. The adjusted closing prices of a share of the Company’s common stock, as reported on Nasdaq Capital Market, were as follows: (i) $5.66 on December 31, 2021; (ii) $2.02 on December 30, 2022; (iii) $5.12 on December 29, 2023; and (iv) $4.13 on December 31, 2024.

21

To calculate the amounts in the “Compensation Actually Paid to PEO” column in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s total compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards for PEO(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year Over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End For Awards That Vested During the Year	Compensation Actually Paid to PEO
2024	$2,722,160	$(50,660)	$-	$-	$50,660	$-	$2,722,160
2023	$1,196,014	$(618,514)	$57,964	$-	$575,000	$19,861	$1,230,325
2022	$557,585	$(7,085)	$13,588	$-	$-	$(234,116)	$329,972

(1)	Represents the grant date fair value of the equity awards to our PEO, as reported in the Summary Compensation Table

To calculate the amounts in the “Average Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average total compensation of our Non-PEO NEOs as reported in the Summary Compensation Table:

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Reported Value of Equity Awards for Non- PEO NEOs(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year Over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease From Prior Year End For Awards That Vested During the Year	Average Compensation Actually Paid to Non-PEO NEOs
2024	$760,000	$(296,000)	$-	$-	$296,000	$(365,000)	$395,000
2023	$251,000	$-	$-	$513,750	$-	$369,167	$1,133,917
2022	$1,861,520	$(1,634,520)	$676,271	$-	$497,500	$(208,805)	$1,191,966

(1)	Represents the grant date fair value of the equity awards to our Non-PEO NEOs, as reported in the Summary Compensation Table

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Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between “compensation actually paid” to our PEO, the average of “compensation actually paid” to our NEOs, other than our PEO, and our net income (loss) during the three most recently completed fiscal years:

23

Compensation Actually Paid and Cumulative TSR

The following chart sets forth the relationship between “compensation actually paid” to our PEO, the average of “compensation actually paid” to our NEOs, other than our PEO, and our cumulative Total Shareholder Return over the three most recently completed fiscal years:

24

DIRECTOR COMPENSATION

The following table provides compensation information for the one year period ended December 31, 2024 for each non-employee member of our board of directors:

	Fees Earned or		Option
	Paid in Cash		Awards (12)	Total
Name	($)		($)	($)
Yossi Cohn (7)	34,000	(4)	50,660	84,660
Thomas Klink (6)	24,000	(2)	50,660	74,660
Ian Ross (8)	34,000	(1)	50,660	84,660
David Tesler (9)	37,000	(3)	50,660	87,660
Jonathan Tulkoff (10)	39,000	(5)	50,660	89,660
Kytchener Whyte (11)	21,000	(2)	50,660	71,660

(1)	Comprised of board of directors and audit committee meeting fees.
(2)	Comprised of board of directors meeting fees.
(3)	Comprised of board of directors, compensation and nominating and governance committee meeting fees.
(4)	Comprised of board of directors, audit and compensation committee meeting fees.
(5)	Comprised of board of directors, audit and nominating and governance committee meeting fees.
(6)	As of December 31, 2024, Mr. Klink had outstanding options representing the right to purchase 112,000 shares of our common stock.
(7)	As of December 31, 2024, Mr. Cohn had outstanding options representing the right to purchase 23,000 shares of our common stock.
(8)	As of December 31, 2024, Mr. Ross had outstanding options representing the right to purchase 23,000 shares of our common stock.
(9)	As of December 31, 2024, Mr. Tesler had outstanding options representing the right to purchase 34,500 shares of our common stock.
(10)	As of December 31, 2024, Mr. Tulkoff had outstanding options representing the right to purchase 12,000 shares of our common stock.
(11)	As of December 31, 2024, Mr. Whyte had outstanding options representing the right to purchase 35,000 shares of our common stock.
(12)	Amounts represent the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, with the exception that the amounts shown assume no forfeitures. The assumptions used to calculate the value of share-based awards are set forth in “Item 8. Financial Statements and Supplementary Data – Note 9. Stock-Based Compensation” contained in our Annual Report for the fiscal year ended December 31, 2024. These amounts do not represent the actual value that may be realized by our directors, as that is dependent on the long-term appreciation in our common stock

All of our directors, including our employee director, are paid cash compensation in connection with their attendance at the meetings of the board of directors. Our directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at such meetings. For the year ended December 31, 2024, our directors and chief financial officer were paid cash compensation of $3,000 per meeting for attendance. The members of our audit committee and our chief financial officer received a fee of $2,000 per meeting for attendance at a meeting of our audit committee for the year ended December 31, 2024. Additionally, the members of our nominating and governance committee and our compensation committee received a fee of $2,000 per meeting for attendance at a meeting of our nominating and governance committee and compensation committee for the year ended December 31, 2024.

Mr. Whyte, a current director, entered into a consulting agreement with PCEP as the sole stockholder and president of Pacific, pursuant to which he agreed to provide service and consultation with respect to the business and operations of PCEP and its affiliates, as may be requested from time to time by PCEP. See the “Certain Related Transactions and Relationships” section of this Proxy Statement.

Mr. Klink, a current director, entered into a consulting agreement with the Company as the president of TDK Holdings, Ltd., a Wisconsin corporation (“TDK”), pursuant to which he agreed to provide service and consultation with respect to the business and operations of the Company and its affiliates, as may be requested from time to time by the Company. See the “Certain Related Transactions and Relationships” section of this Proxy Statement.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF BDO usa, p.C. AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed BDO USA, P.C. as the independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to stockholder ratification. BDO USA, P.C. served as our independent registered public accounting firm for the fiscal year ended December 31, 2024. The audit committee of our board has reviewed the independence of BDO USA, P.C. as auditor and its performance over the fiscal year ended December 31, 2024. The audit committee of our board of directors has concluded that BDO USA, P.C. is independent and that it is in the best interests of the Company and its shareholders to retain BDO USA, P.C. as independent auditor for the fiscal year ending December 31, 2025.

Marcum LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. On November 20, 2024, the audit committee of our board of directors approved the dismissal of Marcum LLP as the Company’s independent registered public accounting firm, effective as of November 14, 2024, and informed Marcum LLP of such dismissal on the date thereof. On November 26, 2024, the Company entered into an engagement agreement with BDO USA, P.C., in which BDO USA, P.C. agreed to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The audit committee concluded that the independence of Marcum LLP was not impaired for the fiscal year ended December 31, 2023.

The following table presents aggregate fees for professional services rendered by BDO USA, P.C. and Marcum LLP during the fiscal year ended December 31, 2024, and Marcum LLP during the fiscal year ended December 31, 2023 (in thousands):

For the Years Ended	Audit fees	Audit-related	Tax fees	All other	Total fees
December 31,	(1) ($)	fees (2) ($)	(3) ($)	fees (4) ($)	($)
2024
BDO USA, P.C.	336	-	156	-	492
Marcum LLP	718	-	-	26	744
2023
Marcum LLP	261	-	-	-	261

(1)	Audit fees consisted primarily of fees for the annual audit of our consolidated financial statements, the interim reviews of the quarterly consolidated financial statements and review of a registration statement.
(2)	The Company did not incur any audit-related fees for the years ended December 31, 2024 and 2023.
(3)	Tax fees consisted primarily of fees related for tax compliance.
(4)	Other fees primarily consisted of charges for providing the successor auditor with access to the predecessor auditor’s working papers.

Dismissal of Previous Independent Registered Public Accounting Firm

On November 20, 2024, the audit committee of our board of directors approved the dismissal of Marcum LLP as the Company’s independent registered public accounting firm, effective as of November 14, 2024, and informed Marcum LLP of such dismissal on the date thereof.

The reports of Marcum LLP on the Company’s consolidated financial statements for the fiscal year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

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During the fiscal year ended December 31, 2023, and the subsequent interim period through November 14, 2024, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused Marcum LLP to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for such year. Also during this time, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except for: 1) The material weakness in the Company’s internal control over financial reporting as initially reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, as filed with the SEC on November 14, 2022, related to the Company not having the appropriate controls in place over our revenue recognition process for nonroutine and complex revenue transactions in accordance with ASC 606, “Revenue from Contracts with Customers”, and 2) The material weaknesses in the Company’s internal control over financial reporting as initially reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on July 26, 2024, related to: a) revenue recognition of over-time contracts and associated costs, b) accounting for inventory and related cost of sales, and c) lack of sufficient accounting personnel with necessary skills, knowledge, and expertise. The above reportable events were discussed between the Audit Committee and Marcum LLP.

The Company provided Marcum LLP with a copy of the above disclosures and requested that Marcum LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of Marcum LLP’s letter dated November 20, 2024 is attached as Exhibit 16.1 the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2024.

Appointment of New Independent Registered Public Accounting Firm

On November 26, 2024, the Company entered into an engagement agreement with BDO USA, P.C. in which BDO USA. P.C. agreed to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. During the fiscal year ended December 31, 2024, neither the Company nor anyone on its behalf consulted with BDO USA, P.C. regarding (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BDO USA, P.C. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit committee of our board has reviewed the independence of BDO USA, P.C. and has concluded that BDO USA, P.C. is independent and that it is in the best interests of the Company and its shareholders to retain BDO USA, P.C. as independent auditor for the fiscal year ending December 31, 2025.

Neither representatives of Marcum LLP nor BDO USA, P.C. will be present at the Annual Meeting; and therefore, they will not have the opportunity to make a statement or respond to appropriate questions.

Pre-Approval of Independent Registered Public Accounting Firm Fees and Services Policy

Our audit committee pre-approves all auditing and permitted non-audit services to be performed for us by our independent auditor against estimates submitted by the auditor, except for de minimis non-audit services that are approved by the audit committee prior to the completion of the audit. The audit committee has pre-established limits that require audit committee approval in advance of any additional funds that may be required in excess of the auditor’s estimate. The audit committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services. The audit committee pre-approved all of the fees set forth in the table above.

Approval of Independent Registered Public Accounting Firm Services and Fees

The board of directors requests that stockholders ratify the appointment of BDO USA, P.C. as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2025. In the event that the stockholders fail to ratify the selection, the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the board of directors determines that such a change could be in the best interest of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to adopt the proposal to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will have the same effect as a vote against the approval of this proposal.

The board of directors recommends a vote FOR the ratification of the appointment of BDO USA, P.C.

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OTHER BUSINESS

The board of directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

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SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder who intends to present a proposal at the 2026 Annual Meeting and who wishes the proposal to be included in the proxy statement for such meeting must submit the proposal to us in writing to the attention of the Secretary at Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024. The proposal must be received not less than 120 calendar days before the release of the proxy statement to stockholders for the 2026 Annual Meeting, or June 2, 2026. To be considered for presentation at the 2026 Annual Meeting, outside of the requirements of Rule 14a-8 of the Exchange Act, although not included in the proxy statement, proposals must be received not less than ninety (90) nor more than one hundred twenty (120) days prior to the one year anniversary of the Annual Meeting, provided, however, that in the event that the 2026 Annual Meeting is called for a date that is not within thirty (30) days before or after the date that is one year from the Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the 2026 Annual Meeting was mailed or public disclosure of the date of the 2026 Annual Meeting was made, whichever first occurs. Proposals that are not received in a timely manner will not be presented or voted on at the 2026 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 14, 2026 (i.e., the date that is 60 days prior to the anniversary date of the Annual Meeting).

A copy of our 2024 Annual Report on Form 10-K, is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, Attn: Secretary.

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PIONEER POWER SOLUTIONS

PIONEER POWER SOLUTIONS, INC.
WALTER MICHALEC
400 KELBY STREET, 12TH FLOOR
FORT LEE, NJ 07024

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on November 12, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on November 12, 2025. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V78896-P37861 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

PIONEER POWER SOLUTIONS, INC.

**The Board of Directors recommends you vote FOR the election of each of the director nominees listed in proposal 1:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of seven directors to serve on our Board of Directors until our 2026 Annual Meeting of Stockholders or until their respective successors are elected and qualified. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Nathan J. Mazurek
02) Thomas Klink
03) Yossi Cohn
04) Ian Ross
05) David Tesler
06) Jonathan Tulkoff
07) Kytchener Whyte

**The Board of Directors recommends you vote FOR proposal 2:**

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting. | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice & Proxy Statement, 2024 Annual Report and a Form of Proxy to Stockholders are available at www.proxyvote.com.

V78897-P37861

**PIONEER POWER SOLUTIONS, INC.**
**Annual Meeting of Stockholders**
**November 13, 2025 12:30 PM Eastern Time**
**This proxy is solicited by the Board of Directors**

The stockholder hereby appoints Nathan J. Mazurek and Walter Michalec, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PIONEER POWER SOLUTIONS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 12:30 PM ET on November 13, 2025, at the office of Pioneer Power Solutions, Inc., located at 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**